UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 28, 2026
BAYFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	001-41068	59-3665079
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

700 Central Avenue		33701
St. Petersburg, Florida		(Zip Code)
(Address of principal executive offices)
(727) 440-6848
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class registered	Trading Symbol(s)	Name of exchange on which registered
Common Stock	BAFN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
The information set forth under Item 3.02 is incorporated by reference into this Item 1.01.
Item 3.02 Unregistered Sales of Equity Securities.
Securities Purchase Agreement
On April 28, 2026, BayFirst Financial Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Kenneth R. Lehman and other investors (each, a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Securities Purchase Agreement, on that same date, the Company issued and sold to the Purchasers, in the aggregate:
(i)4,000 shares (the “Series D Shares”) of the Company’s Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D, no par value (the “Series D Preferred Stock”), at a purchase price of $10,000 per Series D Share; and
(ii)4,000 shares (the “Series E Shares” and together with the Series D Shares, the “Preferred Shares”) of the Company’s Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E, no par value, at a purchase price of $10,000 per Series E Share, in a private placement (the “Private Placement”), for gross proceeds of $80,000,000.
Subject to certain ownership limitations, the Preferred Shares are convertible (or, in the case of Mr. Lehman, as provided pursuant to the Exchange Agreement described herein exchangeable) into shares of Common Stock (the “Underlying Preferred Shares”) at the initial conversion rate of 2,857 shares of Common Stock per Preferred Share, which conversion rate is based on an initial conversion price of $3.50 per share of Common Stock and is subject to certain adjustments (the “Conversion Rate”).
The Company will use the net proceeds from the Private Placement to improve the capital levels of the Company and its wholly-owned subsidiary, BayFirst National Bank (the “Bank”), restructure the Company’s capital structure by redeeming existing preferred stock, fund incremental allowance for credit losses, and support the continued growth of the Bank to return it to profitability.
Pursuant to the terms of the Securities Purchase Agreement, Mr. Lehman is entitled to designate one individual to be appointed to the Company’s and the Bank’s boards of directors, subject to any required regulatory approvals, waivers, or non-objections. Mr. Lehman has also been granted gross-up rights to acquire from the Company any equity or equity-linked securities (with certain exceptions) offered by the Company in order to enable him to maintain his proportionate ownership interest in the Company as immediately prior to such issuance.
The Bank and Mr. Lehman will work together to identify specific work-out assets and develop and adopt a mutually agreeable asset resolution plan pursuant to which the Bank will accelerate its work-out strategy with respect to those identified assets.
Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the Private Placement is exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.
Shareholder Approvals
The Company will use its reasonable best efforts to hold a shareholder meeting in July 2026, to obtain shareholder approval of:
(i)an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Common Stock to at least 100,000,000 shares (the “Articles Amendment Approval”); and

(ii)the issuance of the Underlying Preferred Shares pursuant to applicable listing standards of the Nasdaq Stock Market LLC (the “Issuance Approval” and together with the Articles Amendment Approval, the “Stockholder Approvals”).
If either of the Stockholder Approvals are not obtained at the initial shareholder meeting called by the Company, then the Company will include proposals to approve such Stockholder Approvals at a meeting of its shareholders no less than once in each subsequent three-month period beginning on the date of such previous shareholder meeting until such approval is obtained. If the Company does not obtain the Stockholder Approvals by December 15, 2026, it will be obligated to pay an 11% cumulative dividend on the Preferred Shares.
The Company will further use its commercially reasonable efforts to cause all of the Underlying Preferred Shares to be approved for listing on The Nasdaq Stock Market LLC as promptly as possible.
In the event that the Company has obtained the Issuance Approval but the Company’s shareholders have not approved the Articles Amendment Approval, the Company will effect a “Partial Conversion” of the Series D Preferred Stock, whereby outstanding shares of Series D Preferred Stock will automatically convert into shares of Common Stock, but only to the extent of the total number of shares of Common Stock available for issuance by the Company pursuant to its then effective articles of incorporation (taking into consideration any shares previously reserved for issuance), allocated pro rata among the holders of the Series D Preferred Stock and the Series E Preferred Stock.
Indemnification
Subject to certain limitations, the Company will indemnify each Purchaser and certain related parties of each Purchaser against losses in connection with breaches of the Securities Purchase Agreement and the other documents contemplated therein by the Company or in connection with the transactions contemplated by the Securities Purchase Agreement. Subject to certain limitations, each Purchaser will indemnify the Company and its affiliates and certain related persons against losses in connection with breaches of the Securities Purchase Agreement and the other documents contemplated therein by such Purchaser.
Articles of Amendment
The information contained in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Registration Rights Agreement
Simultaneous with entering into the Securities Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company will register for resale the Common Shares and the Underlying Preferred Shares (collectively, the “Registrable Securities”). The Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement registering the Registrable Securities for resale by the Purchasers by the earliest of:
(i)30 days after the Stockholder Approvals;
(ii)30 days after the Partial Conversion; and
(iii)December 15, 2026.
The Company shall use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and to keep such registration statement effective until the earlier of:

(i)such time as all of the Registrable Securities covered by such registration statement have been publicly sold by the holders thereof; and
(ii)the date on which all Common Shares and Underlying Preferred Shares cease to be Registrable Securities.
If the Company fails to file the registration statement or have it declared effective by certain deadlines, if the registration statement ceases to remain effective, subject to specified grace periods, or if the Company fails to satisfy the current public information requirement of Rule 144(c)(1) under the Securities Act of 1933, as amended (the “Securities Act”), then the Company will pay monthly liquidated damages to the holders of Registrable Securities in an amount 1.0% of the aggregate purchase price paid by such Purchaser pursuant to the Securities Purchase Agreement for any unregistered Registrable Securities then held by such Holder, subject to certain caps and limitations. The Company will pay all fees and expenses incident to the Company’s performance of its obligations under the Registration Rights Agreement, excluding (with certain exceptions) any underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals and all legal fees and expenses of legal counsel for any holder of Registrable Securities. The Company and the Purchasers agreed to provide each other with certain indemnification and contribution rights.
Exchange Agreement
Simultaneous with entering into the Securities Purchase Agreement, the Company and Mr. Lehman entered into an Exchange Agreement, whereby the Company agreed under certain conditions to issue shares of Common Stock in exchange for Series E Shares held by Mr. Lehman. Each exchange is subject to the Stockholder Approvals and Mr. Lehman obtaining the necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Change in Bank Control Act.
The representations, warranties, and covenants of the Company set forth in the Securities Purchase Agreement, Registration Rights Agreement, and the Exchange Agreement have been made only for purposes of, and were and are solely for the benefit of the parties thereto may be subject to limitations agreed upon by the contracting parties and standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties, unless otherwise specified therein, were made only as of the date of the Securities Purchase Agreement, the Registration Rights Agreement, and the Exchange Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, the Registration Rights Agreement, and the Exchange Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Placement Agency Agreement
Hovde Group, LLC (the “Placement Agent”) served as placement agent with respect to the Private Placement. The Company and the Placement Agent have entered into a Placement Agency Agreement, pursuant to which the Company has paid the Placement Agent a commission of 6% of the gross proceeds of the Private Placement, and has also agreed to reimburse certain expenses incurred by the Placement Agent in connection with the Private Placement. The Placement Agency Agreement contains other customary terms, including obligations of the Company to indemnify the Placement Agent in certain circumstances.

Item 2.02. Results of Operations and Financial Condition
On April 30, 2026, BayFirst Financial Corp. (“Company”) issued a press release announcing its financial results for the first quarter of 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 28, 2026, the Bank appointed Alfred T. (“Al”) Rogers, Jr. to serve as its President, Chief Executive Officer, and Principal Executive Officer, and as a member of its board of directors. Subject to the non-objection of the Federal Reserve Bank of Atlanta, the Company intends to appoint Mr. Rogers to serve as its President and Chief Executive Officer, and as a member of its board of directors.
Mr. Rogers, age 61, and began his banking career at First Union National Bank. Upon completion of that bank’s training program, he served as a Commercial Banker in the Tampa, Lakeland, and Nashville markets from 1987 to 1997. In 1997, Mr. Rogers joined Manufacturers Bank of Florida in Tampa, where he served as Chief Executive Officer and a member of its board of directors. During this time, he was involved in all aspects of expanding the bank through organic growth as well as the acquisition of Partners Savings Bank of Tampa. In 2001, Mr. Rogers was instrumental in selling Manufacturers Bank of Florida to Colonial Bank and began serving Colonial Bank as President and Senior Lender of the Tampa Bay market. Mr. Rogers joined USAmeriBank in 2007 as its Executive Lending Officer. Under his leadership, that bank grew from its 2007 de novo status to the Tampa Bay area’s largest independent community bank, with assets of more than $4.6 billion. Upon the acquisition of USAmeriBank by Valley National Bank in January 2018, Mr. Rogers serves as Valley National Bank’s Executive Vice President and Chief Lending Officer for Florida and Alabama until August of 2022, when he retired from those positions.
Also effective on April 28, 2026, the Company, the Bank, and Mr. Rogers entered into an Employment Agreement. The Employment Agreement’s initial term will expire on May 1, 2029. On May 1, 2027, and each subsequent May 1st, the Employment Agreement shall automatically be extended for an additional one-year period unless any party provides notice of non-renewal. Mr. Rogers will receive a minimum annual salary of $450,000. He will also receive an automobile allowance, reimbursement for country club memberships, and a term life insurance policy. He is also eligible to participate in any of the Bank’s or the Company’s employee benefit plans and programs. He is also entitled to receive specific stock and cash incentive payments based on his and the Bank’s performance.
The Employment Agreement subjects Mr. Rogers to two-year, post-termination, non-competition and customer and employee non-solicitation obligations. Upon a “change in control,” Mr. Rogers will be entitled to receive a cash payment equal to 2.99 times his then current base salary and target bonus for that year.
On April 30, 2026, Thomas G. Zernick retired as Chief Executive Officer, principal executive officer, and a director of the Company. The Company has appointed its President, Robin L. Oliver, to serve as principal executive officer on an interim basis. This interim appointment will end when the Company receives the non-objection of the Federal Reserve Bank of Atlanta for Mr. Rogers to become an executive officer of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 28, 2026, the Company filed Articles of Amendment to its Articles of Incorporation with the Florida Division of Corporations creating and authorizing 4,000 shares of Series D Preferred Stock and 4,000 shares of Series E Preferred Stock.

Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D
Holders of shares of Series D Preferred Stock are entitled to receive, when, as and if declared by the Board out of funds of the Company legally available therefor, pari passu with the shares of Series E Preferred Stock, cumulative dividends in arrears at the rate per annum of 11% per share, payable semi-annually on June 15 and December 15 of each year, commencing December 15, 2026. Dividends may be paid in cash or in kind through the issuance of additional shares of Series D Preferred Stock. To the extent that such dividends are not paid semi-annually, then such unpaid dividends will accrue and compound until paid. The holders of Series D Preferred Stock generally will not be entitled to receive any dividends on shares of Series D Preferred Stock converted to Common Stock on or prior to December 15, 2026.
The holders of shares of Series D Preferred Stock do not have any voting rights, except for certain protective matters such as amendments to the Company’s articles of incorporation that create any class or series of capital stock of the Company ranking senior to the Series D Preferred Stock.
Within five business days after the date on which: (i) both Stockholder Approvals have been received; and (ii) articles of amendment have been filed with the Florida Division of Corporations to increase the number of authorized shares of Common Stock to at least 100,000,000 shares (the “Conversion Date”), all outstanding shares of Series D Preferred Stock shall automatically convert into shares of Common Stock (the “Mandatory Conversion”) at the Conversion Rate. If, however, the Company has obtained the Issuance Approval but not the Articles Amendment Approval, then the outstanding shares of Series D Preferred Stock shall automatically convert within five business days after the Issuance Approval has been received (the “Partial Conversion Date”) into shares of Common Stock as described in the Mandatory Conversion, but only to the extent of the total number of shares of Common Stock available for issuance by the Company as of the Conversion Date (taking into consideration any shares reserved for issuance pursuant to the Company’s equity compensation plans or other contractual obligations as of such date), allocated pro rata among the holders of shares of the Preferred Stock (a “Partial Conversion”).
The Conversion Rate is subject to certain adjustments, providing for anti-dilutive price protection. Prior to conversion of the Series D Preferred Stock into Common Stock, no dividend or distribution shall be declared or paid upon any shares of Common Stock.
Shares of Series D Preferred Stock duly converted, or otherwise reacquired by the Company, will resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance (provided that any such cancelled shares of Series D Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series D Preferred Stock).
The shares of Preferred Stock are senior to shares of Common Stock, such that in the event of any liquidation, dissolution or winding up of the Company’s affairs, each holder of shares of Series D Preferred Stock will be entitled to receive for each share of Series D Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other junior stock of the Company, pari passu with the Series E Preferred Stock, payment in full in an amount equal to the sum of (i) the liquidation amount (which is initially $10,000.00 per share of Series D Preferred Stock) per share of Series D Preferred Stock and (ii) any declared and unpaid dividends on such share.
Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E
The terms of the Series E Preferred Stock are generally the same as the Series D Preferred Stock, except that the shares of Series E Preferred Stock are not convertible in the hands of the initial holder or any other holder that is not a “Permitted Transferee.” A “Permitted Transferee” is a transferee that is not affiliated with the initial holder and that obtained shares of Series E Preferred Stock through certain permitted transfers or from another transferee that is a Permitted Transferee.
The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in their entirety by reference to the full text of the Articles of Amendment included as exhibits to the Securities Purchase Agreement, copies of which are filed as, or contained in, the exhibits hereto, and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
The Company has prepared presentation materials (the “Conference Call & Webcast Presentation”) that management intends to use during its previously announced first quarter 2026 conference call on Friday, May 1, 2026 at 9:00 am Eastern Time, and from time to time thereafter in presentations about the Company’s operations and performance. The Company may use the Conference Call & Webcast Presentation, possibly with modifications, in presentations to current and potential investors, analysts, lenders, business partners, acquisition candidates, customers, employees and others with an interest in the Company and its business.
A copy of the Conference Call & Webcast Presentation is furnished as Exhibit 99.2 to this report and incorporated herein by reference. The Conference Call & Webcast Presentation is also available on the Company's website at www.bayfirstfinancial.com. Materials on the Company’s website are not part of, or incorporated by reference into, this report.
Item 8.01 Other Events.
On April 30, 2026, the Company filed a registration statement on Form S-1 regarding the public offering of up to 4,108,072 shares of Common Stock at an offering price of $3.50 per share. The Company intends to exclusively market this offering to its shareholders of record on May 12, 2026.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Name	Filed Herewith
1.1	Placement Agency Agreement dated April 28, 2026	*
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation - Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series D (Exhibit I-1 to Exhibit 10.1)	*
3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation - Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series E (Exhibit I-2 to Exhibit 10.1)	*
10.1	Securities Purchase Agreement, dated April 28, 2026	*
10.2	Form of Registration Rights Agreement (Exhibit A to Exhibit 10.1)	*
10.3	Exchange Agreement (Exhibit J to Exhibit 10.1)	*
10.4	Employment Agreement with Alfred T. Rogers, Jr.	*
99.1	BayFirst Financial Corp. Press Release dated April 30, 2026	*
99.2	BayFirst Financial Corp. First Quarter 2026 Investor Presentation	*
99.3	BayFirst Financial Corp. Contains Information from the Private Investment in Public Equity Offering	*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	*
The information in this report (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYFIRST FINANCIAL CORP.

Date:	4/30/2026

By:	/s/ Scott J. McKim
Scott J. McKim
Chief Financial Officer